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[Bank of America LOGO]

April 11, 1996

William A. Berry, Sr. VP & CFO
Compression Labs, Inc.
2860 Junction Ave.,
San Jose, Calif.  95134


Dear Bill,

The requested waiver (ref: your letter dated 3/15/96) of the 12/31/95 FYE Debt to Tangible Net Worth covenant default has been approved by BankAmerica Business Credit, Inc. In consideration for giving this waiver the advance rate on the revolving line of credit will be reduced from 80% to 70% effective April 30, 1996.

Please also note that under the terms of the Loan and Security Agreement Section
3.1 (c) the interest rate charged on any portion on the outstanding loan will increase from Reference Rate plus 1.0% to Reference Rate plus 1.5%. This is retroactive to October 1, 1995, the beginning of the quarter in which the losses occurred.

Your concurrence is requested.


Yours Sincerely



/s/ Francesca M. Gastil
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Francesca M. Gastil
Senior Account Executive
BankAmerica Business Credit, Inc.



/s/ William A. Berry Sr. VP
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William A. Berry Sr. VP
Compression Labs, Inc.